Exhibit 21

                        INTERCOUNTY BANCSHARES, INC.

                       SUBSIDIARIES OF THE REGISTRANT

                            At December 31, 1999



                                            STATE OF         PERCENTAGE
NAME OF CORPORATION                       INCORPORATION     OF OWNERSHIP
-------------------                       -------------     ------------

The National Bank & Trust Company             Ohio               100%

Phillips Insurance Agency Group, Inc.         Ohio               100%

Phillips Insurance Agency, Inc.               Ohio               100%





                                 -1-